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                                                                      Exhibit 32


           CERTIFICATION OF PRESIDENT AND CHIEF EXECUTIVE OFFICER,
                 VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

   Pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350)

      The undersigned, as the President and Chief Executive Officer, Vice President and Chief Financial Officer of F & M Bank Corp., respectively, certify that, to the best of each such individual's knowledge and belief, the Quarterly Report on Form 10-Q for the period ended September 30, 2003, which accompanies this certification fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of F & M Bank Corp. at the dates and for the periods indicated. The foregoing certification is made pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350) and shall not be relied upon for any other purpose. The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.




                                          /s/  JULIAN D. FISHER
                                          ------------------------
                                          Julian D. Fisher
                                          President and Chief Executive
                                          Officer

                                          /s/  NEIL W. HAYSLETT
                                          ------------------------
                                          Neil W. Hayslett
                                          Vice President & Chief Financial
                                          Officer

      Date:  November 14, 2003